Exhibit 99.1

MEDIA CONTACT

Alan Chapple
Exide Technologies
678-566-9514
alan.chapple@exide.com

INVESTOR CONTACT

Tim Gargaro
Exide Technologies
678-566-9000
tim.gargaro@exide.com

FOR IMMEDIATE RELEASE

EXIDE TECHNOLOGIES TO RECEIVE GOING-CONCERN OPINION
AND SEEK CREDIT AGREEMENT AMENDMENT

Alpharetta, Ga. – (June 27, 2005) – Exide Technologies (NASDAQ: XIDE, www.exide.com) announced that it was advised today by its independent auditor, PricewaterhouseCoopers LLC, that its report on Exide’s consolidated financial statements as of and for the fiscal year ended March 31, 2005 will contain a going-concern qualification. The Company understands that this qualification will be expressed due to concern about its ability to meet the financial covenants for the 2006 fiscal year in its Credit Agreement, as amended.

Exide also stated that its Form 10-K Annual Report, which will be filed shortly with the U.S. Securities and Exchange Commission, will report that the Company has concluded that as a result of its review of internal controls under Section 404 of the Sarbanes-Oxley Act as of fiscal year-end that there were two material weaknesses in the controls relating to the period-end financial reporting processes and the period-end accounting for income taxes.

The going-concern qualification in the Company’s audit report will result in a default under the Company’s Credit Agreement. The Company is working with the agent for its bank group to obtain a waiver of this default, but there can be no assurance that it will be able to obtain such a waiver. The Company will not be able to make further borrowings under its Credit Agreement until such a waiver is obtained.

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About Exide Technologies
Exide Technologies, with operations in 89 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups – Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World – provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, are available at www.exide.com.

Forward Looking Statements
Except for historical information, this report may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act.

Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans of and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business and (e) statements regarding the ability to obtain amendments under the Company’s debt agreements.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) the Company’s ability to promptly obtain a waiver of the credit agreement default described above and adverse reactions by creditors, vendors, customers, and others to the going-concern qualification and default; (ii) negative effects on the Company’s liquidity resulting from the lack of borrowing availability due to the credit agreement default described above and potential contraction of vendor credit; (iii) implement business strategies and restructuring plans, (iv) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs and the Company’s ability to comply with the covenants in its debt agreements or obtain waivers of noncompliance, (v) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (vi) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (vii) the substantial management time and financial and other resources needed for the Company’s consolidation and rationalization of acquired entities, (viii) the Company’s exposure to fluctuations in interest rates on its variable debt, (vii) general economic conditions, (ix) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (x) our ability to attract and retain key personnel, and (xi) the Company’s ability to comply with the provisions of Section 404 of the Sarbanes Oxley Act of 2002. Some of the factors contained herein, and other factors, are enumerated in further detail in the Company’s most recent Form 10-Q filed on February 14, 2005.

Therefore, the Company cautions each reader of this press release carefully to consider those factors hereinabove set forth, because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.